Exhibit 10.8

Contract of Sale for New York office, commercial and multi-family residential premises

   Contract of Sale---Office, Commercial and Multi-Family Residential Premises


                                Table of Contents
Schedule A. Description of premises (to be attached)                  Section 8. Destruction, damage or condemnation
Schedule B. Permitted exceptions                                      Section 9. Covenants of seller
Schedule C. Purchase price                                            Section 10. Seller's closing obligations
Schedule D. Miscellaneous                                             Section 11. Purchaser's closing obligations
Schedule E. Rent schedule (to be attached)                            Section 12. Apportionments
Section 1.  Sale of premises and acceptable title                     Section 13. Objections to title, failure of seller or
Section 2.  Purchase price, acceptable funds, existing                            purchaser to perform and
            mortgages, purchase money mortgage and                    Section 14. Broker
            escrow of downpayment                                     Section 15. Notices
Section 3.  The closing                                               Section 16. Limitations on survival of representations,
Section 4.  Representations and warranties of seller                              warranties, covenants and other
Section 5.  Acknowledgments of purchaser                                          obligations
Section 6.  Seller's obligations as to leases                          Section 17. Miscellaneous provisions
Section 7.  Responsibility for violations                              Signatures and receipt by escrowee


                   CONTRACT dated the , day of December 2007, Between
HPG REALTY CO., LLC, a New York Limited Liability Company

Address:
979 Marconi Avenue, Ronkonkoma, NY 11779
("Seller") and

CVD EQUIPMENT Corporation, a New York Corporation

Address:

1860 Smithtown Avenue, Ronkomkoma, NY 11779

("Purchaser").


Seller and Purchaser hereby covenant and agree as follows:

                                   Schedule A
                             DESCRIPTION OF PREMISES

The Premises are located at or known as:
Street Address: 979 Marconi Avenue
City: Ronkonkoma   State: New York   Zip:  11779
Tax Map Designation:   Section: 105.00     Block: 0.300    Lot: 002.001

[X] metes and bounds description attached hereto)

                                   Schedule B
                              PERMITTED EXCEPTIONS

     1. Zoning regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.
     2. Consents by the Seller or any former owner of the Premises for the erection of any structure or structures on, under or above any street or streets on which the Premises may abut.
     3. INTENTIONALLY OMITTED.
     4. INTENTIONALLY OMITTED.
     5. Unpaid installments of assessments not due and payable on or before the Closing Date.
     6. Financing statements, chattel mortgages and liens on personalty filed more than 5 years prior to the Closing Date and not renewed, or filed against property or equipment no longer located on the Premises or owned by Tenants.
     7. (a) Rights of utility companies to lay, maintain install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.
     (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises.
     (c) Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Premises.
     (d) Any state of facts that an accurate survey would disclose, provided that such facts do not render title unmarketable. For the purposes of this contract, none of the facts shown on the survey, if any, identified below shall be deemed to render title unmarketable, and Purchaser shall accept title subject thereto:

                                   Schedule C
                                 PURCHASE PRICE

The Purchase Price shall be paid as follows:
     (a) By check subject to collection the proceeds of which are to be held in escrow pursuant to Article 2.05, the receipt of which is hereby
          acknowledged by Seller:               $405,000.00
     (b)  By check or checks  delivered  to Seller at the Closing in  accordance
          with the provisions of Section 2.02:       $1,610,000.00
     (c)  INTENTIONALLY OMITTED
     (d)  INTENTIONALLY OMITTED

INTENTIONALLY OMITTED
Making for a total Purchase Price of:           $2,015,000.00


                                   Schedule D
                                  MISCELLANEOUS

     1. Title insurer designated by the parties (Section 1.02): Any reputable Title Insurance Company licensed to due business in New York State and a member of The Title Insurance Rate Service Association ("TIRSA") (See Paragraph No. 1.02(b))

     2. INTENTIONALLY OMITTED

     3. INTENTIONALLY OMITTED

     4. INTENTIONALLY OMITTED

     5. Seller's tax ID Nos (Section 2.05) #1:[INTENTIONALLY OMITTED]#2: #3: #4:

     6. Buyer's tax ID Nos (Section 2.05) #1: #2: #3: #4:

     7. Scheduled time and date of Closing (Section 3.01): Date: on or about January 1, 2008 Time:10:00 o'clock.

     8. Place of Closing (Section 3.01): Seller's Attorneys Office or place designated by Purchaser's lender.

     9. Assessed valuation of Premises (Section 4.10): 145,000/28,000 taxable

     10.  Fiscal year and annual real estate taxes on Premises  (Section  4.10):
Fiscal Year: 2006/07 Annual Taxes: $5,97.08

     11. Tax abatements or exemptions affecting Premises (Section 4.10): 10 year abatement, 10% of full assessment year 1 and 10% assessment restored annually until full assessment - year one was 2005/06 fiscal year

     12. INTENTIONALLY OMITTED

     13. Maximum Amount which Seller must spend to cure violations, etc. (Section 7.02): $10,000 (including attorney's fees)

     14. Maximum Expense of Seller to cure title defects,  etc. (Section 13.02):
$10,000.00 (excluding attorney's fees and voluntary liens or liens directly against Seller, for which tere shall be no limit)

     15. Broker, if any (Section 14.01): Sperry Van Ness/Listing: Lloyd's Realty Corporation/Selling

     16. Party to pay broker's  commission  (Section 14.01):  Seller

     17. Address for notices (Section 15.01):

               If to Seller: HPG Realty Co., LLC
                             979 Marconi Avenue
                             Ronkonkoma, NY 11779

                    with a copy to:  Thomas P. Solferino, Esq.

                                     Solferino & Solferino, L.L.P.
                                     15 Roslyn Road
                                     Mineola, NY 11501
                                     Tel.: 516-873-1711 Fax: 516-873-1721
                                     email: tsolf@solferinolaw.com

               If to Purchaser:  CVD Equipment Corporation
                                 1860 Smithtown Avenue
                                 Ronkonkoma, NY 11779

                     with a copy to:  Martin J. Teitelbaum, Esq.

                                      329 Middle Country Road
                                      P.O. Box 514
                                      Smithtown, NY 11787
                                      Tel.: 631-360-1640 Fax: 631-360-2131
                                      email: mjteit@gmail.com

     18. Limitation Date for actions based on Seller's surviving representations and other obligations (Section 16.01): twelve (12) months from date of Closing

     19. Additional Schedules or Riders (Section 17.08): SEE SELLER'S RIDER ANNEXED HERETO AND MADE A PART HEREOF

                                   Schedule E
                                  RENT SCHEDULE

([ ] if more than four tenants, check, and annex a rent schedule rider hereto; otherwise, enter information below)

    Name             Apt. No.      Rent          Due                Security




Section 1. Sale of Premises and Acceptable Title

     Section 1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract:
     (a) the parcel of land more particularly described in Schedule A attached hereto ("Land");
     (b) all buildings and improvement situated on the Land (collectively, "Building");
     (c) all right, title and interest of Seller, if any, in and to the land Iying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway;
     (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and
     (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises"). The Premises are located at or known as Street Address: 979 Marconi Avenue
City: Ronkonkoma  State: New York   Zip:  11779
Tax Map Designation:  Section: 105.00 Block: 0.300 Lot: 002.001 District: 0500


     Section 1.02. Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: *marketable

     (a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and
     (b) such other matters as (i) the title insurer specified in Schedule D attached hereto (or if none is so specified, then any member of TIRSA shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises INTENTIONALLY OMITTED

Section 2. Purchase Price, Acceptable Funds, Existing Mortgages, Purchase Money Mortgage and Escrow of Down payment

     Section 2.01. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Premises as provided in Schedule C attached hereto is $2,025,000.00

     Section 2.02. All monies payable under this contract, unless otherwise specified in this contract, shall be paid by:
         (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank, savings bank, trust company or savings and loan association having a banking office in the State of New York or
     (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at the Closing.

         Section 2.03. INTENTIONALLY OMITTED.

         Section 2.04. INTENTIONALLY OMITTED.

     Section 2.05. (a) If the sum paid under paragraph (a) of Schedule C or any other sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee need not hold such proceeds in an interest-bearing account, but if any interest is earned thereon, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in Schedule D or shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and INTENTIONALLY OMITTED. If Escrowee does receive such written objection within such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

     (b) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

     (c) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

Section 3. The Closing

     Section 3.01. Except as otherwise provided in this contract, the closing of title pursuant to this contract ("Closing") shall take place on* the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein referred to as "Closing Date") at the place specified in Schedule D.

*or about

Section 4. Representations and Warranties of Seller

     Seller represents and warrants to Purchaser as follows:

     Section 4.01. Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

     Section 4.02. INTENTIONALLY OMITTED.

     Section 4.03.INTENTIONALLY OMITTED.

     Section 4.04. INTENTIONALLY OMITTED.

     Section 4.05. INTENTIONALLY OMITTED.

     Section 4.06. INTENTIONALLY OMITTED.

     Section 4.07. INTENTIONALLY OMITTED.

     Section 4.08. INTENTIONALLY OMITTED.

     Section 4.09. If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

     Section 4.10. The assessed valuation and real estate taxes set forth in Schedule D, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule D, there are no tax abatements or exemptions affecting the Premises.

     Section 4.11.  INTENTIONALLY OMITTED.

     Section 4.12. Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates of operation therefor have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals.

     Section 4.13. Except as otherwise set forth in Schedule D, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

Section 5. Acknowledgments of Purchaser
         Purchaser acknowledges that:

     Section 5.01. Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of Section 7.01, Section 8.01, and Section 9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

     Section 5.02. Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

Section 6. Seller's Obligations as to Leases

     Section 6.01. INTENTIONALLY OMITTED.

     Section 6.02. *Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Building which is presently vacant or which may hereafter become vacant

*Provided Purchaser is not in breach of this Contract,

     Section 6.03. INTENTIONALLY OMITTED.

     Section 6.04. Seller does not warrant that any particular Lease of Tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or Tenancy prior to the Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this contract in any manner or entitle Purchaser to an abatement of or credit against the Purchaser Price or give rise to any other claim on the part of Purchaser.

Section 7. Responsibility for Violations

     Section 7.01. Except as provided in Section 7.02 and Section 7.03, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this closing by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and all liens which have attached to the Premises prior to the Closing shall be removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the Premises subject thereto.

     Section 7.02. If the reasonably estimated aggregate cost to remove or comply with any violations or liens which Seller is required to remove or comply with pursuant to the provisions of Section 7.01 shall exceed the Maximum Amount specified in Schedule D (or if none is so specified, the Maximum Amount shall be one-half of one percent of the Purchase Price), Seller shall have the right to cancel this contract, in which event the sole liability of Seller shall be as set forth in Section 13.02, unless Purchaser elects to accept title to the Premises subject to all such violations or liens, in which event Purchaser shall be entitled to a credit of an amount equal to the Maximum Amount against the monies payable at the Closing.

     Section 7.03. INTENTIONALLY OMITTED.

     Section 7.04. If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

Section 8. Destruction, Damage or Condemnation

     Section 8.01. The provisions of Section 5-1311 of the General Obligations Law shall apply to the sale and purchase provided for in this contract.

Section 9. Covenants of Seller

Seller covenants that between the date of this contract and the Closing:

     Section 9.01. The Existing Mortgage(s) shall not be amended or supplemented or prepaid in whole or in part. Seller shall pay or make, as and when due and payable, all payments of principal and interest and all deposits required to be paid or made under the Existing Mortgage(s).

     Section 9.02. INTENTIONALLY OMITTED.

     Section 9.03. INTENTIONALLY OMITTED.

     Section 9.04. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

     Section 9.05. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

     Section 9.06. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

Section 10. Seller's Closing Obligations
At the Closing, Seller shall deliver the following to Purchaser:

     Section 10.01. A statutory form of bargain and sale deed without covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract.

     Section 10.02. INTENTIONALLY OMITTED.

     Section 10.03. INTENTIONALLY OMITTED.

     Section 10.04. INTENTIONALLY OMITTED.

     Section 10.05. INTENTIONALLY OMITTED.

     Section 10.06. INTENTIONALLY OMITTED.

     Section 10.07. INTENTIONALLY OMITTED.

     Section 10.08. INTENTIONALLY OMITTED.

     Section 10.09. INTENTIONALLY OMITTED.

     Section 10.10. To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasigovernmental authorities having jurisdiction.

     Section 10.11. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

     Section 10.12. Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof.

     Section 10.13. INTENTIONALLY OMITTED.

     Section 10.14. INTENTIONALLY OMITTED.

     Section 10.15. INTENTIONALLY OMITTED.

     Section 10.16. If Seller is a corporation and if required by Section 909 of the Business Corporation Law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. The deed referred to in Section 10.01 shall also contain a recital sufficient to establish compliance with such law.

     Section 10.17. Possession of the Premises in the condition required by this contract, and keys therefor.

     Section 10.18. Any other documents required by this contract to be delivered by Seller.

Section 11. Purchaser's Closing Obligations
At the Closing, Purchaser shall:

     Section 11.01. Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under
Section 12, plus the amount of escrow  deposits,  if any,  assigned  pursuant to
Section 10.08.

     Section 11.02. INTENTIONALLY OMITTED.

     Section 11.03. INTENTIONALLY OMITTED.

     Section 11.04. Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

     Section 11.05. Deliver any other documents required by this contract to be delivered by Purchaser.

Section 12. Apportionments

     Section 12.01. The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:
     (a) INTENTIONALLY OMITTED;
     (b) INTENTIONALLY OMITTED;
     (c) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Premises, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;
     (d) INTENTIONALLY OMITTED;
     (e) value of fuel stored on the Premises, at the price then charged by Seller's supplier, including any taxes;
     (f) INTENTIONALLY OMITTED;
     (g) INTENTIONALLY OMITTED;
     (h) INTENTIONALLY OMITTED;
     (i) INTENTIONALLY OMITTED;
     (j) INTENTIONALLY OMITTED; and
     (k) any other items listed in Schedule D.

     If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected, which obligations shall survive the Closing.

     Section 12.02. INTENTIONALLY OMITTED.

     Section 12.03. INTENTIONALLY OMITTED.

Section l3. Objections to Title, Failure of Seller or Purchaser to Perform and Vendee's Lien

     Section 13.01. Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the scheduled date of Closing, whichever occurs first, to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

     Section 13.02. If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same (up to the Maximum Expense described below), but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Down payment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefor without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender. *Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14. Seller shall not be required to bring any action or proceeding or to incur any expense in excess of the Maximum Expense specified in Schedule D (or if none is so specified, the Maximum Expense shall be one-half of one percent of the Purchase Price) to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, but the foregoing shall not permit Seller to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages on the Premises, other than Existing Mortgages, of which Seller has actual knowledge. *and the non-refundable fees and costs of the instructional lender up to but not exceeding $15,000.00.

     Section 13.03 Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with Section 2.02. If Purchaser's title insurance company is willing to insure both Purchaser and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then, unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge, Seller shall have the right in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

     Section 13.04. If Purchaser shall materially default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

     Section 13.05. Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

Section 14. Broker

     Section 14.01. If a broker is specified in Schedule D, Seller and Purchaser mutually represent and warrant that such broker is the only broker with whom they have dealt in connection with this contract and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction, unless otherwise indicated in Schedule D. The commission of such broker shall be paid pursuant to separate agreement by the party specified in Schedule D. If no broker is specified in Schedule D, the parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Unless otherwise provided in Schedule D, Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.


Section 15. Notices

     Section 15.01. All notices under this contract shall be in writing and shall be delivered personally or shall be sent by* prepaid registered or certified mail, addressed as set forth in Schedule D, or as Seller or Purchaser shall otherwise have given notice as herein provided. *email, fax or overnight delivery service

Section 16. Limitations on Survival of Representations, Warranties, Covenants and other Obligations

     Section 16.01. Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action base thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in Section 4.03, Section 6.01 and Section
6.02 shall survive until the Limitation Date specified in Scheduled D (or if none is so specified, the Limitation Date shall be the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

     Section 16.02 The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

Section 17. Miscellaneous Provisions

     Section 17.01.  If consent of the Existing  Mortgagee(s)  is required under
Section 2.03(b), Purchaser shall not assign this contract or its rights hereunder without the prior written consent of Seller. No permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Seller shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

     Section 17.02. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     Section 17.03. This contract shall be governed by, and construed in accordance with, the law of the State of New York.

     Section 17.04. The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

     Section 17.05. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

     Section 17.06. This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

     Section 17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

     Section 17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Contract as of the date first above written.

                           SELLER(S):                                BUYER(S):
HPG REALTY CO., LLC                        CVD Equipment Corporation

By:-----------------------------           By:--------------------------------
   Helene A. Giarraputo, Member               Glen Charles, CFO


--------------------------------           -----------------------------------




Receipt by Escrowee:
The undersigned Escrowee hereby acknowledges receipt of, by check subject to collection, to be held in escrow pursuant to Section 2.05.


-----------------------------------------------
Thomas P. Solferino, Esq.
Solferino & Solferino, L.L.P.


[SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.]

                  RIDER TO AND FORMING PART OF CONTRACT OF SALE

Seller:             HPG Realty Co., LLC
Purchaser:          CVD Equipment Corporation
Premises:           979 Marconi Avenue, Ronkonkoma, NY 11779
Date:               December   , 2007
-------------------------------------------------------------------------------

18. This Rider shall form a part of and modify the terms of the Contract dated even date herewith by and between the parties and covering the Premises as above described. If there is any conflict between the terms of this Rider and the terms of the printed form Contract the terms of this Rider shall govern and be controlling. However, whenever possible, the terms of this Rider shall be construed to supplement and not override the terms of the printed form Contract. All defined terms herein, signified by the initial capitalization thereof~ unless specifically defined herein, shall have the same meaning as contained in the printed form portion of the Contract.

19. This Contract and the Purchaser's obligations hereunder are not subject to the Purchaser's ability to obtain mortgage loan financing. The Purchaser has represented to Seller that it has the funds on hand necessary to complete the transaction contemplated by this Contract, including without limitation, the balance of the Purchase Price and all closing costs normally associated with similar transactions, and such representation was material inducement to Seller entering into this Contract.

20. Seller represents that the plumbing, HVAC, and electric systems and all equipment, if any, attached to and used in connection with the Premises and included in the sale shall be in working order, and the roof free of leaks, on the day of Closing. There are no leases or rights of occupancy in effect at the Premises (other than the Lease, as hereinafter defined) and the Seller is the sole occupant of the Premises. The Premises shall be delivered vacant and broom clean on the day of Closing. At or prior to Closing the Seller shall deliver to Purchaser a true, accurate and complete copy of the certificate of occupancy and/or certificates of completion/compliance for the Premises covering all structures on the Premises as they currently exist. The representations made by Seller in this paragraph shall not survive Closing and the delivery of the deed.

21. In the event that the Seller is required to obtain a new survey of the Premises in connection with the issuance of any certificate of occupancy or certificate of completion as required by this Contract, then the Purchaser agrees to pay the cost of said survey, at the time of completion thereof.

22.  Notwithstanding  any  provision  of  this  Contract  to the  contrary,  the
Purchaser acknowledges and represents that Purchaser is fully aware of the physical condition and state of repair of the Premises and of all other property included in this sale, based on Purchaser's own inspection and investigation thereof, and that Purchaser is entering into this Contract based solely upon such inspection and investigation and not upon any information, data, statements or representations, written or oral, as to the physical condition, state of repair, use, cost of operation or any other matter related to the Premises or the other property included in the sale, given or made by Seller or its representatives, and shall accept the same "as is" in their present condition and state of repair, subject to reasonable use, wear, tear and natural deterioration between the date hereof and the date of Closing, without any reduction in the purchase price or claim of any kind for any change in such condition by reason thereof subsequent to the date of this contract. There is and shall be no obligation on the part of the Seller to alter, restore or repair the Premises in any manner, whatsoever. Purchaser and its authorized representative shall have the right, at reasonable times and upon reasonable notice (by telephone or otherwise) to Seller, to inspect the Premises before Closing. Seller makes no representation as to the existence or condition of any personal property or fixtures on the Premises.

23. Purchaser's obligations under this Contract are contingent upon Purchaser's completion and review of an environmental audit of the Premises, as hereinafter provided. The Purchaser shall have the right to perform or cause to be performed, at Purchaser's sole cost and expense, a Phase I environmental audit ("Phase I") of the Premises by any of the environmental engineers on North Fork Bank's list of approved environmental engineers, a copy of which list is annexed hereto as Exhibit A and made a part hereof as though fully set forth herein at length (hereinafter the "Environmental Consultant"). The Environmental Consultant will certify a new Phase I report to the Purchaser. Such audit and examination shall be performed, and the results thereof (including without limitation, any report made in connection therewith) delivered to the Seller promptly following receipt by Purchaser, but in no event later than thirty (30) days after a fully executed Contract is delivered to the Purchaser's attorney. If the Phase I report is not timely delivered to the Seller any objection to Closing the Purchaser might have raised by reason of the Phase I shall be waived and null and void, and Purchaser's obligations pursuant to this Contract shall be non-contingent and absolute as if this paragraph no. 23 had not been included in this Contract. If the Phase I report indicates that a Phase II environmental audit is necessary, the Phase II audit shall be performed by the Environmental Consultant and the cost and expense thereof shall be shared equally by the Seller and the Purchaser, and may be ordered by either party. In the event the Phase II report indicates the presence or release of any Hazardous Substances (as hereinafter defined), and/or recommends remedial action, the Seller shall have the option to: (i) remove such Hazardous Substances and perform such remedial action (at Seller's sole cost and expense) or; (ii) cancel this Contract and return the Downpayment to the Purchaser, upon the return of which neither party shall have any further right or obligation as to the other. The Seller agrees to cooperate with the Environmental Consultant and make the Premises available for inspection. The Purchaser agrees that the audits shall be performed in the least intrusive and disruptive manner possible, and to restore the Premises to the condition existing immediately prior to the commencement of the audits. Further, Purchaser agrees to indemnify and hold the Seller harmless from and against any and all loss, including without limitation, any damage to the Premises or any personal property located thereat caused by the performance of the environmental audits and the acts or omissions of the Purchaser or the Environmental Consultant or other third party engaged, directly or indirectly, by the Purchaser to perform or in any way assist in the performance of the environmental audits. The Downpayment shall be held to secure Purchaser's obligations and indemnification as provided in this paragraph. In the event a Phase II is required and/or the Seller chooses to exercise its rights under (i) above, the Closing date shall be adjourned for a reasonable period of time for the performance of the Phase II and/or to afford Seller the opportunity to perform the remedial action, however, in no event shall the Closing be delayed beyond ninety (90) days without the written consent of the Purchaser. If the Phase II and/or remedial action is not performed within said ninety (90) day period and is not extended in writing by the Purchaser, the Purchaser shall have the right to cancel the Contract and receive a refund of the Downpayment. The term "Hazardous Substance" as used herein shall include: any "Hazardous Substance", "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act as amended, 42 U.S.C. ss.~ 9601 et ~ or the regulations, promulgated thereunder ("CERCLA"); any Hazardous Waste as the term is defined in applicable state or local law; any substance containing petroleum, as the term is defined in ss.9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U. S. C. ss.6991(8) or in 40 C.F.R. 280.1; or any other substance for which any governmental entity with jurisdiction over the Premises requires special handling in its generation, handling, use, collection, storage, treatment, or disposal. The term "release" as used herein shall have the meaning given it in CERCLA. If the Phase I report does not recommend further action in the form of a Phase II audit, or if the Seller completes remediation as recommended by a Phase II report, all of Seller's obligations pursuant to this paragraph no. 23 shall have been fulfilled and Purchaser shall be required to proceed to Closing as otherwise obligated by the terms of this Contract. Seller makes no representation or warranty as to the results of any environmental audit, including, without limitation, the Phase I or Phase II reports, or as to the presence or release of Hazardous Substances at the Premises either before or after the performance by Seller of any remediation recommended by the Environmental Consultant.

24. The parties acknowledge that the Seller is not the fee owner of the Premises, and that the actual fee owner is the Town of Islip Industrial Development Agency (the "Islip IDA"). The Seller occupies the Premises, as lessee, under a lease with the Islip IDA, as lessor, dated as of February 1, 2004 (the "Lease"). A copy of the Lease is annexed hereto as Exhibit B and made a part hereof as though fully set forth herein at length. Together with and upon the making of the Lease, the Seller, the Islip IDA and Tn-Start Electronics, Inc. ("Tn-Start") entered into a Payment-in-Lieu-of Tax Agreement dated as of February 1, 2004 (the "PILOT Agreement"). A copy of the PILOT Agreement is annexed hereto as Exhibit C and made a part hereof as though fully set forth herein at length. Pursuant to the terms of the Lease and the PILOT Agreement the Seller would be permitted to occupy or sublease the Premises to Tn-Start during the terms of the Lease and benefit from and schedule of payments-in-lieu-of-taxes that were lower than the taxes that would have been due in the event of full assessment and payment of all real estate taxes. Whenever this Contract refer to the transfer of fee title to the Premises it shall mean and refer to the transfer, assignment and/or assumption of all of the Seller's right, title and interest in and to the Premises pursuant to the Lease by Seller to Purchaser. The parties acknowledge that the continuation of the Lease and the PILOT Agreement are important to the Purchaser and are a significant inducement to Purchaser entering into this Contract. Accordingly, this Contract shall be subject to the Islip IDA's approval of the assumption and/or assignment of the Lease and the PILOT Agreement by the Purchaser and the continuation of the payments-in-lieu-of-taxes as provided in the PILOT Agreement, and the release of Seller and any personal obligations of the Principals of Seller under the Lease and the PILOT Agreement. Purchaser agrees to make prompt application to the Islip IDA for the assumption and/or assignment of the Lease and PILOT Agreement, and to diligently pursue same, in good faith, and to timely comply with any and all reasonable requests of the Islip IDA made in connection therewith, at Purchaser's sole cost and expense. The assumption and/or assignment of the Lease and PILOT Agreement shall be free and clear of any and all encumbrances except for the Permitted Encumbrances as provided in Schedule B, shall be clear and marketable as otherwise provided in this Contract when referring to the quality of fee title, and must be acceptable to the title company designated in Schedule D(l) so that it is willing to insure same under its standard policy of title insurance without unusual endorsement or premium. If upon and after a timely, diligent and good faith application made by the Purchaser the Islip IDA does not approve the assignment and/or assumption of the Lease and PILOT Agreement by the Purchaser, including a release of the Seller and any and all personal obligations of the principals of the Seller, either party may cancel this Contract, and upon written notice of which and a return of the Downpayment made hereunder, this Contract shall be cancelled and null and void, and neither party shall have any further right or remedy as to the other.

25. Notwithstanding any provision of this Contract to the contrary, the Purchaser shall have the option to request that the existing mortgages encumbering the Premises be assigned to Purchaser's lender rather than satisfied of record, provided such assignment shall also include a release of the Seller and any and all personal obligations of the principals of the Seller. If Purchaser elects to have the existing mortgage(s) assigned Purchaser shall notify Seller's attorney at least twenty (20) days prior to Closing. Seller shall cooperate with any reasonable request to complete such assignment. The Purchaser shall pay at the time of Closing any and all cost and expense of completing the assignment of mortgage(s), including, without limitation, reasonable attorneys fees.

26. Annexed hereto as Exhibit D and made a part hereof is a list of the personal property included in the sale.

     IN WITNESS WHEREOF, the parties have executed this rider as of the date first above written.

                                 HPG Realty Co, LLC

                                 By:--------------------------------
                                    Helene A. Giarraputo, Member   Seller


      CVD Equipment Corporation  By:--------------------------------
                                    Glen Charles, CFO              Purchaser